Exhibit 99.1




                                                          May 7, 2009



FOR IMMEDIATE RELEASE

Contact:  Laura Ulbrandt  (212) 460-1900



                          LEUCADIA NATIONAL CORPORATION
                      ANNOUNCES FIRST QUARTER 2009 RESULTS



Leucadia National Corporation (LUK - NYSE) today announced its operating results for the three month period ended March 31, 2009. Net loss attributable to Leucadia National Corporation common shareholders for the three month periods ended March 31, 2009 and March 31, 2008 was $140,007,000 ($.59 per diluted common share) and $95,824,000 ($.43 per diluted common share), respectively.

For more information on the Company's results of operations for the first quarter of 2009, please see the Company's Form 10-Q for the three months ended March 31, 2009, which was filed with the Securities and Exchange Commission today.




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           SUMMARY FOR LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
           ----------------------------------------------------------
                    (In thousands, except per share amounts)
                                   (Unaudited)



                                                                                    For the Three Month
                                                                                  Period Ended March 31,
                                                                               -----------------------------
                                                                                   2009               2008
                                                                                ---------          ---------


Revenues and other income                                                      $   250,343         $ 324,849
                                                                               -----------         ---------

Net securities gains (losses)                                                  $   (26,283)        $   8,282
                                                                               ===========         =========

Loss before income taxes and losses
   related to associated companies                                             $   (81,483)        $ (32,958)

Income taxes                                                                       (24,304)          (11,350)
                                                                               -----------         ---------

Loss before losses related to associated companies                                 (57,179)          (21,608)

Losses related to associated companies, net of taxes                               (82,954)          (74,381)
                                                                               -----------         ---------

Net loss                                                                          (140,133)          (95,989)

Net loss attributable to the noncontrolling interest                                   126               165
                                                                               -----------         ---------

Net loss attributable to Leucadia National Corporation
   common shareholders                                                         $  (140,007)        $ (95,824)
                                                                               ===========         =========

Basic and diluted net loss per common share attributable
   to Leucadia National Corporation common shareholders                              $(.59)            $(.43)
                                                                                     =====             =====

Number of shares in calculation                                                    238,499           222,584
                                                                                   =======           =======


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